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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Registration Statement of Oakley, Inc. on Form S-1 (Registration No. 333-4608) of our report dated February 13, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated February 13, 1996 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


    We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP


Costa Mesa, California
May 16, 1996